Exhibit 10.3

                                  THE AGREEMENT

THIS AGREEMENT made and entered into this 22nd day of October 2003, by and between RM Communications, hereinafter referred to as RMC or the Corporation and Southborrough Ventures Inc. hereinafter referred to as the Company.

WITNESSETH:
For and in consideration of the mutual promises and covenants contained herein the parties hereto agree as follows:

1     ENGAGEMENT. Company hereby hires and engages RMC as an independent contractor on a non-exclusive basis; and, RMC does hereby accept engagement as an independent contractor by the Company upon the terms and conditions hereinafter set forth.

2     TERM.
The term of this Agreement shall be from the 22nd day of October 2003, through the 22nd day of April 2004.

3     DUTIES AND OBLIGATIONS OF RMC.
RMC shall have following duties and obligations under this Agreement:
      o New identity treatment upon change of name and forwarding of graphics. Compilation of corporate logo and font package [B&W, color, on-line, animated, etc.] in hard copy, digital and on-line formats. The corporate motto, slogan and values will also need to be addressed by the company working on your identity.
      o     Creation of SEC compliant website.
      o Creation of Animated e-Flyer Business Summary [emailable, postable and burnable]
      o Creation of Animated e-Flyer branded template for I.R. firms, brokers etc.
      o     Single page Q&A talking sheet.
      o     Review of Executive Summary.
      o     Proofing, posting and dissemination of press releases as required.
      o URL registration, administration and hosting of web site for 6 months.
      o Asian translated Executive Summary / Overview and Q&A [hardcopy and postable with link.
      o Thorough review of company's literature, filings, competitors, industry, etc., and meetings with management / board members and any other advisors to develop a full understanding of the company.
      o Create executive bios and photos for posting and inclusion in Executive Summary. This should also include key "highlight" points about the Company and it's principals that will be of interest to the financial investment community [bullet points: years in business, key awards, major milestones, etc.].
      o Create repository of "news" with major input from Management. Compile corporate history, all "good news" stories, activities, announcements [create a 12-24 month calendar of upcoming events and


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            compile at least 2 relevant announcements for each historical
            "event" [news story] for the past 12 months... i.e. acquisition, joined an association, met sales targets, ISO registration, new key executive, policy announcement, awards, etc.].
      o Communicate with Southborrough Management for additional ideas, wants and needs.
      o Institute a chain of command and a timeline for completion of responsibilities.
      o Educate all 2nd and 3rd party communication / I.R. firms on proper distribution policy of Southborrough materials [branding and format for now and the future].
      o Determine financial community and shareholders inquiry response package and procedures and make recommendations for any creations required.
      o Recommend any required communications equipment, materials for investor / corporate speaking / tradeshow / salesperson / B2B opportunities.
      o Provide AsianBul.biz telemarketing and "e" based services including "featured client" profile in AsianBul.biz quarterly NL as well as the distribution of translated materials described above.

4 RMC COMPENSATION. Company hereby covenants and agrees to pay, a total compensation to RMC of the following:
      Retainer:
      o $2,000.00 / month cash [retainer is for access to RM Communications Managing Partners Shaun Ruddy or Al McLellan for 10 hours per month]. This amount is payable prior to the start of each monthly segment.
      Securities:
This is the balance of the payment for the products and services described above.
      o     100,000 free trading shares upon signing of agreement.
      o 100,000 free trading shares upon completion of services to be provided.
      o     100,000 3 year exercisable warrants at .30 cents USD [04/01/01 -
            07/01/01]
      o     100,000 3 year exercisable warrants at .40 cents USD [04/01/01 -
            07/01/01]
      o     100,000 3 year exercisable warrants at .50 cents USD [04/01/01 -
            07/01/01]

All prices quoted are exclusive of applicable taxes and are payable in USD currency. Specific hourly rates and billing policies have been previously supplied and are current as at January 1, 2003. Remuneration is for specific services described here-in and does not include travel or expenses incurred with respect to any request or project not described here-in. Be advised that printing costs and costs associated with Wire Services and translations are extra. All creations are provided as "one offs" and are the property of RM Communications until all contractual commitments and payments on the part of Southborrough Ventures Inc. have been fulfilled. To successfully complete all work as described, and within the timeline requested, we will require Southborrough Venture Inc.'s commitment to the efficient transfer of any required materials and the readily available assistance of key individuals for the sign-off process.

5     RMC EXPENSES AND COSTS.
Company shall pay all costs and expenses incurred by RMC, its directors, officers, employees, and agents, in carrying out its duties and obligations pursuant to the provisions of this Agreement, excluding RMC


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general and administrative expenses and costs, but including and not limited to the following costs and expenses; provided, all cost and expense items in excess of $1,000.00 are approved by the Company or described within this agreement prior to RMC incurrence of the same:
      o Travel expenses, including, but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company.
      o     Seminars, expositions, and "road" shows.
      o Radio, television and print media advertising insertion / placement costs.
      o Daily and hourly fees and costs incurred in preparation of any reports, materials or tools or consultation meetings.
      o Printing and publication costs of communications, advertising and marketing materials. Telephone, fax and internet costs related to services provided to or on behalf of the Company
      o     Printing and publication costs of Company materials and tools.
      o Translation costs as they relate to verbal, written or graphical applications for the Company.
      o Where RMC has paid in advance for products and services from second or third party contractors the company shall pay to RMC all net invoiced costs and expenses [as evidenced by original invoice copy, plus an administrative fee of 20%, within ten (10) days of receipt of RMC written invoice for the same.

6     COMPANY'S DUTIES AND OBLIGATIONS.
Company shall have the following duties and obligations under this Agreement.
      o Cooperate fully and timely with RMC so as to enable RMC to perform its obligations under this Agreement.
      o Within one (10) days of the date of execution of this Agreement to deliver to RMC Company materials required for the timely execution of RMC responsibilities.
      o The Company will act diligently and promptly in reviewing materials submitted to it from time to time by RMC and to inform RMC of any inaccuracies contained therein prior to the dissemination of such materials.
      o 6.4 Promptly pay the compensation due RMC under the provisions of this Agreement.

7     NONCIRCUMVENTION.
Company, its officers, directors, employees, agents and affiliates agree, upon RMC disclosure and/or introduction to related suppliers and / or business or personal, not to circumvent, avoid, bypass, or obviate, directly or indirectly, RMC rights under this Agreement.

8     NONDISCLOSURE.
Except as may be required by law, Company, its officers, directors, employees, agents and affiliates shall not disclose the contents and provisions of this Agreement to any individual or entity without RMC written consent.

9     DISCLAIMER BY RMC.
RMC MAY BE THE PREPARER AND PUBLISHER OF CERTAIN MATERIALS CONCERNING THE COMPANY. RMC MAKES NO REPRESENTATIONS AND WARRANTIES THAT ITS SERVICES (i).


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WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY; (ii) CAUSE THE BID AND/OR ASK
PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES TO INCREASE; (iii) WILL CAUSE ANY PERSON TO PURCHASE THE COMPANY'S SECURITIES; OR (iv) WILL CAUSE ANY PERSON TO LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

10    RM COMMUNICATIONS AGREEMENT.
RMC acknowledges that during the performance of its duties and obligations pursuant to this Agreement it shall receive information on the Company which is not known to the public, i.e., confidential information. RMC will use the Company's confidential information only for the purposes of fulfilling its duties and obligations under this Agreement and for no other purpose; nor, shall RMC disclose to others such confidential information, except to those individuals or entities who are directly involved in RMC's performance under this Agreement. RMC obligations of confidentiality shall not apply to information (i) known to or owned by RMC prior to the date of this Agreement,
(ii) developed by RMC independent of the Company, (iii) was at the time of disclosure to RMC or thereafter became public acknowledge through no fault or omission of RMC; or, (iv) was lawfully obtained by RMC from a third party under no obligation of confidentiality to the Company. Upon completion of its services and upon the Company's written request, all materials, including original documentation, provided by the Company to RMC will be returned to the Company.
(v) all officers and employees of RMC are to strictly adhere and abide to the SEC disclosure act of 2000.

11    OWNERSHIP OF MATERIALS.
It is understood and agreed that all materials and all elements obtained, developed or created by RMC as part of this agreement will become the exclusive property of the Company at all times and for all purposes upon payment in full of any monies or securities owed to RMC by the Company as per the terms and conditions of this agreement.

12    LIMITATION OF RMC LIABILITY.
If RMC fails to perform its duties and obligations hereunder, its maximum liability to the Company shall not exceed the lesser of (i) the amount of cash compensation RMC has received from the Company under Paragraph 4 of this Agreement; or, (ii) the actual damage suffered by the Company as a result of such non-performance. IN NO EVENT WILL RMC BE LIABLE FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT.

13    NOTICES & PAYMENT OF SERVICES.
The name RM Communications is to appear on all cheques and payments for services. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, postage prepaid to the Parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given. Parties addresses are as follows:

      COMPANY:                                CORPORATION:
      Southborrough Ventures Inc.             RM Communications


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      12933 W 8 Mile Road                     461 Alden Rd., Unit 25
      Detroit Michigan                        Markham, Ontario, Canada
      48235                                   L3R 3L4
      Tel: 734-302-8708                       Tel: 905-479-2100

13    ENTIRE AGREEMENT.
This Agreement represents the entire Agreement between the parties in relation to the subject matter hereof and supersedes all prior agreements between such parties relating to such subject matter.

14    AMENDMENT OF AGREEMENT.
This agreement may be altered or amended, in whole or in part, only in writing signed by the party against whom enforcement is sought.

15    WAIVER
No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature.

16    CAPTIONS.
The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

17    LEGAL.
This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. Venue shall be Markham, Ontario, Canada.

18    BENEFITS.
This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

19    SEVERABILITY.
If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

20    NUMBER OF PARTIES.
The singular shall include the plural and the plural the singular and one gender shall include all genders. As used in this Agreement the term Affiliate means a person, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under, control with, the Company.

21    CURRENCY.
Monies used in this Agreement shall be identified as United States dollars by USD.

22    MULTIPLE COUNTERPARTS.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one
(1) instrument. This Agreement may be executed in any


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number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.

23    CANCELLATION.
Under the terms of this Agreement, this Agreement may not be cancelled for the first one hundred and twenty (120) days. After the 120th day, Client may resign RMC service at any time upon sixty (60) days prior written notice to RMC.

24    REPORTS.
RMC shall provide Company with a written report of activities within 30 days of a written request during the term of this agreement.


IN WHITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


Southborrough Ventures Inc.                RM Communications

Name      Marc Walther                     Name      Allan McLellan
    ------------------------------------       ---------------------------------
Signature /s/ Marc Walther                 Signature /s/ Allan McLellan
         -------------------------------            ----------------------------
Title     Chief Financial Officer          Title     Communications Director
     -----------------------------------        --------------------------------
Date      October 22, 2003                 Date      October 22, 2003
    ------------------------------------       ---------------------------------